UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2020

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 EAST MARKET STREET, SUITE 650 AKRON, OHIO	44305
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (330) 753-4511
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common stock, $0.01 par value per share	BW	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Entry into A&R Credit Agreement
On May 14, 2020, Babcock & Wilcox Enterprises, Inc. (“we”, “our” or the “Company”) entered into an agreement with its lenders amending and restating its existing credit agreement, dated as of May 11, 2015 (as amended from time to time, the “Amended Credit Agreement”), among the Company, Bank of America, N.A., as administrative agent (the “Administrative Agent”) and lender, and the other lenders party thereto.  The credit agreement, as amended and restated (the “A&R Credit Agreement”), refinances and extends the maturity of the Company’s revolving credit facility and last out term loans.

Under the A&R Credit Agreement, B. Riley Financial, Inc. (together with its affiliates, “B. Riley”) has committed to provide the Company with up to $70.0 million of additional last out term loans on the same terms as the term loans extended under the Amended Credit Agreement. An aggregate $30.0 million of this new commitment was funded upon execution of the A&R Credit Agreement. Of the remaining commitments, at least $35.0 million will be funded in installments, subject to reduction for the gross proceeds from certain equity offerings conducted by the Company, and $5.0 million will be funded upon request by the Company. The proceeds from the $30 million of new term loans will be used to pay transaction fees and expenses and repay outstanding borrowings under the revolving credit facility governed by the A&R Credit Agreement (the "revolving credit facility"). Proceeds from the additional $40 million of term loans will be used to repay outstanding borrowings under the revolving credit facility, with any remaining amounts used for working capital, capital expenditures, permitted acquisitions and general corporate purposes.

The A&R Credit Agreement also provides that (i) the revolving credit facility continues to be available for issuances of existing and new letters of credit, subject to the L/C Sublimit (as defined below), (ii) the $205.0 million sublimit on borrowings under the revolving credit facility is maintained, and (iii) interest payments on the unpaid principal amount of revolving credit loans incurred during the period from May 14, 2020 through and including August 31, 2020 are deferred and will be paid in six equal installments on the last business day of each calendar month beginning on January 29, 2021 and through June 30, 2021. No swing line borrowings are permitted under the A&R Credit Agreement.
The A&R Credit Agreement also amends the following terms, among others, as compared with the Amended Credit Agreement:

(i)
the maturity date of the revolving credit facility will be extended to June 30, 2022, and the maturity date of all last out term loans under the A&R Credit Agreement will be extended to December 30, 2022 (six months after the maturity date of the revolving credit facility);

(ii)
the interest rate for loans under the revolving credit facility will be reduced to LIBOR plus 7.0% or base rate (as defined in the A&R Credit Agreement) plus 6.0%. These margins will be reduced by 2.0% if commitments under the revolving credit facility are reduced to less than $200.0 million. The fee for letters of credit will be set at 4.0%;

(iii)	the interest rate for all last out term loans will be set at 12.0%;

(iv)
the commitments under the revolving credit facility will automatically and permanently decrease in the following amounts on the following dates, which match the funding dates and amounts for the committed term loans: (x) $10.0 million on November 30, 2020; and (y) $5.0 million on each of March 31, 2021, June 30, 2021, September 30, 2021, December 31, 2021 and March 31, 2022, respectively;

(v)
the amount of revolving loans and letters of credit available in currencies other than U.S. dollars will be capped at $125.0 million through April 30, 2021 and step down to $110.0 million on May 1, 2021; and

(vi)
the amount of financial letters of credit will be capped at $75.0 million, and the amount of all letters of credit will be capped at $190.0 million through April 30, 2021 and step down to $175.0 million on May 1, 2021 (the “L/C Sublimit”).

Affirmative and negative covenants under the A&R Credit Agreement are substantially consistent with the Amended Credit Agreement, except that, among other changes: (i) the indebtedness covenant has been modified to permit the incurrence of any governmental assistance in the form of indebtedness in connection with COVID-19 relief in an aggregate principal amount not to exceed $10.0 million; (ii) a third-party letter of credit basket of up to $50.0 million has been added; (iii) certain liens and restricted payments are modified to permit liens and repayments of indebtedness incurred in connection with governmental assistance in connection with COVID-19 relief; and (iv) covenants related to the European Vølund EPC loss projects have been removed. The minimum required liquidity condition of $30.0 million remains constant, but has been modified to exclude cash of non-loan parties in an amount in excess of $25.0 million. Certain financial covenant testing has been suspended through September 30, 2020, with the Company and the Administrative Agent having agreed to renegotiate such covenant levels and related definitions prior to October 31, 2020.

Events of default under the A&R Credit Agreement are substantially consistent with the Amended Credit Agreement, except that: (i) B. Riley’s failure to fund any of its additional last out term loans committed under the A&R Credit Agreement will constitute an event of default; and (ii) the failure to renegotiate and set certain financial covenant testing levels and related definitions prior to October 31, 2020 will constitute an event of default.

In connection with the A&R Credit Agreement, the Company will incur certain customary amendment and commitment fees, a portion of which will be deferred pursuant to the terms of the A&R Credit Agreement along with certain previously deferred fees incurred under the Amended Credit Agreement.

The foregoing description of the A&R Credit Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Credit Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

B. Riley Limited Guaranty

In connection with the Company’s entry into the A&R Credit Agreement, B. Riley has agreed to enter into a limited guaranty for the benefit of the Administrative Agent and the lenders under the revolving credit facility (the “B. Riley Guaranty”). The B. Riley Guaranty provides for the guarantee of all of the Company’s obligations with respect to the revolving credit facility (other than with respect to letters of credit and contingent obligations), including the obligation to repay outstanding revolving credit loans and pay earned interest and fees. The B. Riley Guaranty is enforceable in certain circumstances, including, among others: (i) B. Riley’s failure to timely fund in full any of its additional last out term loans committed under the A&R Credit Agreement; (ii) certain events of default relating to bankruptcy or insolvency occurring with respect to B. Riley; (iii) the acceleration of the Company’s borrowings under the revolving credit facility; (iv) the Company’s failure to pay any amount due to the Administrative Agent or any lender under the revolving credit facility; or (v) any assertion that the B. Riley Guaranty or any portion thereof is not valid, binding or enforceable.

In connection with the B. Riley Guaranty, the Company entered into a fee letter with B. Riley pursuant to which the Company agreed to pay B. Riley a fee of $3.9 million (the “B. Riley Guaranty Fee”).
The foregoing description of the Guaranty Agreement and fee letter is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Guaranty Agreement and fee letter, which are filed as Exhibits 99.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Fee and Interest Equitization Agreement

In connection with the B. Riley Guaranty, the Company entered into a Fee and Interest Equitization Agreement (the “Equitization Agreement”) with B. Riley and, solely for certain limited purposes under the Equitization Agreement, B. Riley FBR, Inc.

The Equitization Agreement provides that, in lieu of receiving (a) $12.343 million of interest payments with respect to last out term loans under the A&R Credit Agreement between May 14, 2020 and December 31, 2020 (the “Equitized Interest Payments”) and (b) the B. Riley Guaranty Fee (the “Equitized Fee Payment” and, together with the Equitized Interest Payments, the “Equitized Fees and Interest Payments”), B. Riley will receive shares of the Company’s common stock, par value $0.01 per share (“common stock”).

Under the Equitization Agreement, B. Riley will receive a number of shares of common stock equal to (i) the aggregate dollar value of the Equitized Fees and Interest Payments divided by (ii) the Conversion Price. For purposes of the Equitization Agreement, the “Conversion Price” means the average volume weighted average price of the common stock over 15 consecutive trading days beginning on and including May 15, 2020 (the “Measurement Period”), subject to customary adjustments. For purposes of the listing requirements of the New York Stock Exchange (the "NYSE"), the Equitization Agreement sets a minimum for the Conversion Price of $1.55 per share of common stock, unless and until approval is obtained from the Company’s stockholders under the rules of the NYSE.

The Company is required under the Equitization Agreement to use its reasonable best efforts to take all actions to obtain any necessary stockholder approval under the rules of the NYSE for the issuance of the Shares. B. Riley has agreed to cause all shares of common stock beneficially owned by B. Riley to be voted in favor of any proposal presented to the Company’s stockholders seeking approval of the issuance of shares pursuant to the Equitization Agreement.

The issuance of shares pursuant to the Equitization Agreement is subject to customary closing conditions including approval for listing of the shares on the NYSE. Subject to the satisfaction or waiver of such conditions, shares will be issued to B. Riley, in the case of the Equitized Fee Payment, on the first business day following the Measurement Period, and in the case of Equitized Interest Payments, on the scheduled interest payment dates as provided by the A&R Credit Agreement without giving effect to any waiver or deferral contemplated thereby.

To the extent that the Company is unable to issue any shares to B. Riley pursuant to the Equitization Agreement due to the failure to have obtained the required stockholder approval as a result of the Conversion Price not being at least $1.55, the unpaid portion of the Equitized Fees and Interest Payments will be paid in cash at the last out term loan maturity date under the A&R Credit Agreement.

The foregoing description of the Equitization Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Equitization Agreement, which is filed as Exhibit 10.3 hereto, and is incorporated herein by reference.

Termination of Backstop Commitment Letter

As part of the entry into the A&R Credit Agreement and the related transactions, the Company, B. Riley and the Administrative Agent agreed to terminate the backstop commitment letter provided by B. Riley on January 31, 2020 in connection with Amendment No. 20 to the Amended Credit Agreement. A copy of the agreement terminating the backstop commitment letter is filed as Exhibit 10.4 hereto, and is incorporated herein by reference.

As of March 31, 2020, affiliates of B. Riley control approximately 17.8% of the voting power represented by the Company’s common stock and has the right to nominate three members of the Company’s board of directors pursuant to the investor rights agreement we entered into with affiliates of B. Riley on April 30, 2019. The investor rights agreement also provides pre-emptive rights to B. Riley with respect to certain future issuances of the Company’s equity securities. The services of the Company’s Chief Executive Officer are provided by B. Riley pursuant to a consulting agreement, and B. Riley currently holds all of the Company’s outstanding last out term loans issued under its A&R Credit Agreement. As a result of these arrangements, B. Riley has significant influence over management and policies and over all matters requiring shareholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions. Further, if B. Riley and other significant shareholders of the Company, such as Vintage Capital Management, were to act together on any matter presented for shareholder approval, they would have the ability to control the outcome of that matter. B. Riley can take actions that have the effect of delaying or preventing a change of control of the Company or discouraging others from making tender offers for the Company’s shares, which could prevent shareholders from receiving a premium for their shares. These actions may be taken even if other shareholders oppose them.

Certain of the lenders, including B. Riley, as well as certain of their respective affiliates, have performed and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, lending, underwriting, trust services, financial advisory and other financial services, for which they have received and may in the future receive customary fees and expenses.

Item 1.02. Termination of Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the terms of the Equitization Agreement, the Company will issue shares of common stock to B. Riley in lieu of paying $12.343 million in Equitized Interest Payments and $3.9 million in Equitized Fee Payment, as described in Item 1.01 above which is incorporated into this Item 3.02 by reference. The exact number of shares to be issued will depend on the Conversion Price calculated following the date of this Current Report on Form 8-K, but without receiving stockholder approval, no more than 10,479,354 shares of common stock will be issued pursuant to the Equitization Agreement. The Shares will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption provided in Section 4(a)(2) of the Securities Act.

Item 7.01. Regulation FD Disclosure

On May 14, 2020, the Company issued a press release announcing the entry into the A&R Credit Agreement and the other documents and related transactions discussed in Item 1.01 above. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.2, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1*
Amendment and Restatement Agreement (attaching the Amended and Restated Credit Agreement), dated as of May 14, 2020, among Babcock & Wilcox Enterprises, Inc., as the borrower, Bank of America, N.A., as Administrative Agent, and the other lenders party thereto

10.2	Fee Letter, dated as of May 14, 2020, among Babcock & Wilcox Enterprises, Inc. and B. Riley Financial, Inc.
10.3
Fee and Interest Equitization Agreement, dated May 14, 2020, between Babcock & Wilcox Enterprises, Inc., B. Riley Financial, Inc. and, solely for limited purposes under the Equitization Agreement, B. Riley FBR, Inc.

10.4	Termination Agreement, dated as of May 14, 2020, between Babcock & Wilcox Enterprises, Inc. and B. Riley Financial, Inc. and acknowledged by Bank of America, N.A.
99.1	Limited Guaranty Agreement, dated as of May 14, 2020, among Babcock & Wilcox Enterprises, Inc., B. Riley Financial, Inc. and Bank of America, N.A.
99.2	Press Release dated May 14, 2020

*
The Company has omitted certain information contained in this exhibit pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is not material and, if publicly disclosed, would likely cause competitive harm to the Company. Certain schedules and annexes to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or annex will be furnished to the U.S. Securities and Exchange Commission or its staff upon request.

Forward-Looking Statements
The Company cautions that this report contains forward-looking statements, including, without limitation, statements relating to the application of the proceeds from the term loans of the A&R Credit Agreement. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, the impact of COVID-19 on us and the capital markets and global economic climate generally; our recognition of any asset impairments as a result of any decline in the value of our assets or our efforts to dispose of any assets in the future; our ability to obtain and maintain sufficient financing to provide liquidity to meet our business objectives, surety bonds, letters of credit and similar financing; our ability to comply with the requirements of, and to service the indebtedness under, the A&R Credit Agreement; our ability to obtain waivers of required pension contributions; the highly competitive nature of our businesses; general economic and business conditions, including changes in interest rates and currency exchange rates; cancellations of and adjustments to backlog and the resulting impact from using backlog as an indicator of future earnings; our ability to perform contracts on time and on budget, in accordance with the schedules and terms established by the applicable contracts with customers; failure by third-party subcontractors, partners or suppliers to perform their obligations on time and as specified; our ability to successfully resolve claims by vendors for goods and services provided and claims by customers for items under warranty; our ability to realize anticipated savings and operational benefits from our restructuring plans, and other cost-savings initiatives; our ability to successfully address productivity and schedule issues in our Vølund & Other Renewable segment, including the ability to complete our European EPC projects within the expected time frame and the estimated costs; our ability to successfully partner with third parties to win and execute contracts within our SPIG and Vølund & Other Renewable segments; changes in our effective tax rate and tax positions, including any limitation on our ability to use our net operating loss carryforwards and other tax assets; our ability to maintain operational support for our information systems against service outages and data corruption, as well as protection against cyber-based network security breaches and theft of data; our ability to protect our intellectual property and renew licenses to use intellectual property of third parties; our use of the percentage-of-completion method of accounting to recognize revenue over time; our ability to successfully manage research and development projects and costs, including our efforts to successfully develop and commercialize new technologies and products; the operating risks normally incident to our lines of business, including professional liability, product liability, warranty and other claims against us; changes in, or our failure or inability to comply with, laws and government regulations; actual or anticipated changes in governmental regulation, including trade and tariff policies; difficulties we may encounter in obtaining regulatory or other necessary permits or approvals; changes in, and liabilities relating to, existing or future environmental regulatory matters; changes in actuarial assumptions and market fluctuations that affect our net pension liabilities and income; potential violations of the Foreign Corrupt Practices Act; our ability to successfully compete with current and future competitors; the loss of key personnel and the continued availability of qualified personnel; our ability to negotiate and maintain good relationships with labor unions; changes in pension and medical expenses associated with our retirement benefit programs; social, political, competitive and economic situations in foreign countries where we do business or seek new business; the possibilities of war, other armed conflicts or terrorist attacks; the willingness of customers and suppliers to continue to do business with us on reasonable terms and conditions; our ability to successfully consummate strategic alternatives for non-core assets, if we determine to pursue them; and the other factors specified and set forth under “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission, including our most recent annual report on Form 10-K. The Company cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this report, and the Company undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

May 14, 2020	By:	/s/ Louis Salamone
Louis Salamone
Executive Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial and Accounting Officer and Duly Authorized Representative)